EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Enzon Pharmaceuticals, Inc. and Subsidiaries on Form S-3 (No. 333-137723) and Form S-8 (Nos. 333-174099, 333-140282,333-134453, 333-132467, 333-121468, 333-101898, 333-64110, and 333-18051) of our report dated March 5, 2015, on our audit of the consolidated financial statements as of December 31, 2014 and for each of the years in the two-year period ended December 31, 2014, which report is included in this Annual Report on Form 10-K.

/s/ EISNERAMPER LLP

Iselin, New Jersey

March 5, 2015